UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33672 (Commission File Number)	52-2007292 (IRS Employer Identification No.)

5800 Armada Drive, Suite 210 Carlsbad, California (Address of Principal Executive Offices)		92008 (Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On May 5, 2021, American Stock Transfer & Trust Company, LLC, Palisade Bio, Inc’s (the “Company”) transfer agent (the “Transfer Agent”), completed its reconciliation of fractional shares resulting from the reverse stock split effected on April 27, 2021 prior to the closing of the transactions under the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 16, 2020 by and among the Company, Leading Biosciences, Inc. (“LBS”) and Townsgate Acquisition Sub 1, Inc., a wholly owned subsidiary of the Company. Based on the Transfer Agent’s reconciled report, immediately following the Effective Time under the Merger Agreement, there were 7,302,040 shares of the Company’s Common Stock outstanding (not including 3,977,676 additional shares, as converted pursuant to the Exchange Ratio under the Merger Agreement (the “Converted Additional Shares”)) being held in escrow). A portion or all of the Converted Additional Shares held in such escrow will either be issued to the investor in the financing transaction that also closed on April 27, 2021 or be cancelled within 135 days following the Effective Time under the Merger Agreement. To the extent such escrowed shares are not issued to the investor and are cancelled, an equivalent number of shares will be issued by the Company to certain former LBS stockholders in accordance with the terms of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Palisade Bio, Inc.

By:	/s/ Thomas M. Hallam
Name:	Thomas M. Hallam
Title:	Chief Executive Officer

Date: May 6, 2021